UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: April 18, 2012

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

National CineMedia, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2012, National CineMedia, LLC, a Delaware limited liability company (“LLC”) and each of American Multi-Cinema, Inc. (“AMC”), Cinemark USA, Inc. (“Cinemark”), and Regal Cinemas, Inc. (“Regal”) (collectively the “Founding Members”) agreed to a third amendment to the Exhibitor Services Agreements (“ESAs”) between LLC and AMC, Cinemark and Regal, respectively. The amendment to the ESAs would allow LLC to grant a security interest in the ESAs to secure a series of senior secured notes.

The foregoing description of the third amendment to the ESAs with AMC, Cinemark and Regal does not purport to be complete and is qualified in its entirety by reference to the agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference.

Item 7.01 Regulation FD Disclosure.

First Quarter 2012 Estimated Results and Full Year 2012 Guidance

National CineMedia, Inc. (“NCM Inc.” or the “Company”) expects (as stated in its prior guidance) for the first quarter of 2012, total revenue in the range of $71.0 million to $74.0 million, or approximately flat to up 5% compared to the total revenue for the first quarter of 2011 of $70.8 million, and Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”) in the range of $20.0 million to $23.0 million, or a decline of 3% to 15% compared to the Adjusted OIBDA for the first quarter of 2011 of $23.6 million.

For the full year 2012, NCM Inc. reiterates that it expects total revenue in the range of $460.0 million to $470.0 million, or an increase of 6% to 8% compared to total revenue for the full year of 2011 of $435.4 million, and Adjusted OIBDA in the range of $225.0 million to $235.0 million, or approximately flat to up 5% compared to Adjusted OIBDA for the full year of 2011 of $224.3 million.

Operating Income Before Depreciation and Amortization (“OIBDA”) and Adjusted OIBDA are not financial measures calculated in accordance with generally accepted accounting principles (GAAP) in the United States. OIBDA represents operating income (loss) before depreciation and amortization expense. Adjusted OIBDA excludes from OIBDA non-cash share based payment costs and deferred stock compensation. These non-GAAP financial measures are used by management to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies and non-cash share based compensation programs, or different interest rates or debt levels or income tax rates. A limitation of these measures, however, is that they exclude depreciation and amortization, which represent a proxy for the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of the Company’s share based payment costs and deferred stock compensation. OIBDA or Adjusted OIBDA should not be regarded as an alternative to operating income, net income or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to OIBDA. Because not all companies use identical calculations, these non-GAAP presentations may not be comparable to other similarly titled measures of other companies.

The following table reconciles operating income to OIBDA and Adjusted OIBDA for the periods presented (dollars in millions):

	Quarter Ending March 29, 2012		Year Ending December 27, 2012
	Low	High	Low	High
Operating Income	$12.0	$13.5	$190.0	$198.0
Depreciation and amortization	5.5	6.0	23.0	24.0

OIBDA	17.5	19.5	213.0	222.0
Share-based compensation costs	2.5	3.5	12.0	13.0

Adjusted OIBDA	$20.0	$23.0	$225.0	$235.0

Total Revenue	$71.0	$74.0	$460.0	$470.0

Engagement of Barclays Bank PLC

LLC has engaged Barclays Bank PLC to assist in the process of making amendments to LLC’s existing senior secured credit facility, including the extension of at least $105 million of its revolving credit facility and amendment of covenants to permit the issuance of a series of senior secured notes. There can be no assurances that the amendment will become effective as proposed or at all.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

Item 8.01 Other Events.

On April 18, 2012, the Company and LLC issued a press release announcing the commencement by LLC of a proposed private placement of senior secured notes. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

*    *    *    *    *

The information contained in this Current Report on Form 8-K, including the exhibits, contains forward-looking statements provided by the Company and LLC pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995. The forward-looking statements include those relating to the financial guidance and to the proposed private placement, whether or not LLC will consummate the proposed private placement and LLC’s plans to repay certain borrowings under its term loan facility. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: 1) changes in the ESAs or lack of support by our founding members; 2) non-competition provisions of the ESAs being deemed unenforceable; 3) bankruptcy of one of the founding members; 4) national, regional and local economic conditions that may affect the markets in which we operate; 5) the levels of expenditures on advertising in general and cinema advertising in particular; 6) increased competition within the overall advertising industry; 7) technological changes and innovations, including 3D, digital cinema, alternative methods for delivering movies to consumers and failures or disruptions of our technology systems; 8) failure to effectively manage or continue our growth; 9) the popularity of major motion picture releases and level of theatre attendance, including at founding members’ theatres; 10) failure to retain our senior management; 11) shifts in population and other demographics; 12) infringement of our technology on intellectual property rights owned by others; 13) our ability to renew expiring advertising contracts at favorable rates, or to replace them with new contracts that are comparably favorable to us; 14) our need for, and ability to obtain, additional funding for acquisitions and operations; 15) our founding members’ ability to compete with us, influence our affairs and benefit from corporate opportunities that might otherwise be available to us; 16) risks and uncertainties relating to our significant indebtedness and investments, including the availability and adequacy of cash flows to meet our debt service requirements, including, payments of amounts due under the senior secured notes, the existing notes and the existing senior secured credit facility and any other indebtedness the LLC may incur; 17) fluctuations in operating costs, capital expenditures, revenue and Adjusted OIBDA; 18) future issuances of membership units of LLC; 19) determination that the Company or any of our founding members is an investment company; 20) determination that any amount of our tax benefits should not have been available; 21) changes in market interest rates and stock prices; 22) changes in accounting principles, policies, guidelines or internal control over financial reporting; 23) LLC’s ability to consummate the proposed private placement or the credit agreement amendment and risks related to the senior secured notes or senior secured credit facility, including LLC’s ability to pay or pay timely the amounts due under the senior secured notes or senior secured credit facility or risks that may affect the market value of the senior secured notes; and 24) other factors discussed from time to time in the Company’s and LLC’s news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by the Company and LLC pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company and LLC disclaim any intent or obligation to update these forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Third Amendment to Exhibitor Services Agreement dated as of April 17, 2012, by and between National CineMedia, LLC and American Multi-Cinema, Inc.

10.2	Third Amendment to Exhibitor Services Agreement dated as of April 17, 2012, by and between National CineMedia, LLC and Cinemark USA, Inc.

10.3	Third Amendment to Exhibitor Services Agreement dated as of April 17, 2012, by and between National CineMedia, LLC and Regal Cinemas, Inc.

99.1	Press Release of National CineMedia, Inc. and National CineMedia, LLC dated April 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Company and LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: April 18, 2012	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary

NATIONAL CINEMEDIA, LLC
By: National CineMedia, Inc., its manager

Dated: April 18, 2012	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary

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